SECOND LEASE MODIFICATION AGREEMENT

SECOND LEASE MODIFICATION AGREEMENT (the “Modification Agreement”) made as of the _____ day of December, 2007, by and between 59 MAIDEN LANE ASSOCIATES, LLC, a New York limited liability company, having and address at c/o AmTrust Realty Corp., 250 Broadway, New York, New York 10007 (the `Landlord`), and AMTRUST FINANCIAL SERVICES, INC., a New York corporation having an office at 59 Maiden Lane, New York, New York 10038 (the `Tenant`).

WITNESSETH:

WHEREAS, by Standard Form of Office Lease, The Real Estate Board of New York, Inc. 8/99, with Rider of even date therewith attached thereto, dated June 28, 2002, as modified by First Lease Modification Agreement dated February 1, 2005 (collectively the `Lease`), Landlord demised to Tenant certain premises on the 6th Floor (the `Existing Premises`) in the building known as 59 Maiden Lane, New York; and

WHEREAS, the Existing Premises consist of approximately 8,807 rentable square feet and Tenant seeks to have the Existing Premises increased by approximately 6,000 rentable square so that thereafter it shall consist of approximately 14,807 rentable square feet (the “New Premises”); and

WHEREAS, Landlord has agreed to modify and increase the Existing Premises to create the New Premises subject to the terms and conditions hereinafter set forth (the New Premises is herein, as of January 1, 2008, the “Premises”).

NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, Landlord and Tenant do hereby agree that the Lease shall be and hereby is modified and amended as follows:

Commencing on January 1, 2008:

1. The Premises are set forth on `Exhibit “A” attached to this Modification Agreement.

2. That portion of the first page of the Lease which reads “8,807 rentable square feet” is hereby modified and amended to read “14,807 rentable square feet”.

3. That portion of the first page of the Lease which reads “for the period running from August 1, 2005, through July 31, 2008,” is hereby deleted and the following inserted in its place and stead for the period running from August 1, 2005 through December 31, 2007, “$621,894.00 for the period running from January 1, 2008, and ending December 31, 2012, and then $666,315.00 for the period running from January 1, 2013, through December 31, 2017,”.

4. Subparagraph 51(2)(a) of the Lease is hereby deleted in its entirety and the following inserted in its place and stead:

(a) base annual rent (herein called “Base Annual Rent”) for the Demised Premises at the following rates during the following periods:

(i) Three Hundred Eight Thousand Two Hundred Forty-Five and 00/100 ($308,245.00) Dollars per annum during the period commencing on August 1, 2005 and ending on and including December 31, 2007;

(ii) During that portion of the term of the Lease beginning with January 1, 2008 and ending on December 31, 2012, Tenant shall pay to Landlord Base Annual Rent of Six Hundred Twenty-One Thousand Eight Hundred Ninety-Four and 00/100 ($621,894.00) per annum, payable in equal monthly installments of Fifty One Thousand Eight Hundred Twenty Four and 50/100 ($51,824.50) Dollars in advance, on the first day of each month commencing January 1, 2008 to and including December 1, 2012.

(iii) During that portion of the term of the Lease beginning with January 1, 2013 and ending on December 31, 2017, Tenant shall pay to Landlord Base Annual Rent of Six Hundred Sixty Six Thousand Three Hundred Fifteen and 00/100 ($666,315.00) per annum, payable in equal monthly installments of Fifty Five Thousand Five Hundred Twenty Six and 25/100 ($55,526.25) Dollars in advance, on the first day of each month commencing January 1, 2012 to and including December 1, 2017.

5. Subparagraph 52(1)(j) of the Lease is hereby modified and amended by deleting “.88” in the first line thereof, and “8,807” in the second line thereof and substituting “1.48” and “14,807” respectively, in their place and stead.

6. Landlord agrees, at its sole cost and expense, to modify the Existing Premises to create the New Premises (as of January 1, 2008, the “Premises”) in accordance with the plan attached hereto as Exhibit B (the “Landlord’s Work”). In no event shall Landlord’s cost exceed $500,000.00. Any and all costs in excess of $500,000.00 shall paid by Tenant.

7. Tenant represents and warrants that it has not consulted or negotiated with any broker in connection with this Modification Agreement and Tenant hereby agrees to indemnify, hold harmless and defend Landlord from any claim or liability for commissions or fees arising from related to or connected with any person, firm or corporation claiming to have dealt with Tenant in connection with this Modification Agreement.

8. Except to the extent herein amended and modified, the Lease shall remain unamended and full force and effect.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals as of the day and year first above written.

59 MAIDEN LANE ASSOCIATES, LLC
Landlord

By:	Nathan Aber, Manager

AMTRUST FINANCIAL SERVICES, INC.
Tenant

By:	Name: Barry Zyskind Title: President